                                                         Exhibit 99.1

Contact:
Richard F. Westenberger
Executive Vice President & Chief Financial Officer
(404) 745-2889

CARTER’S, INC. PROVIDES AN UPDATE ON CUSTOMER ACCOMMODATIONS REVIEW AND
ANNOUNCES MANAGEMENT CHANGES

Atlanta, Georgia, December 23, 2009 / Business Wire -- Carter’s, Inc. (NYSE:CRI), today announced the substantial completion of an independent investigation undertaken at the direction of the Company’s Audit Committee concerning the reporting of wholesale customer accommodations in incorrect periods and the resulting adjustments to the Company’s financial statements for the periods covered by the previously announced restatement.

The Audit Committee conducted its investigation with the assistance of outside counsel and forensic accountants engaged by outside counsel, and has concluded that the Company reported various customer accommodations in incorrect fiscal periods.  The investigation uncovered irregularities involving members of the sales organization intentionally not disclosing accommodations arrangements with customers to the Company’s finance organization and intentionally providing inaccurate documentation and explanations regarding accommodations to the finance organization.  Consequently, such arrangements were not communicated to the Company’s independent registered public accounting firm.

These accommodations arrangements were made throughout the restated periods by certain members of the Company’s sales organization and involved the deferral of accommodations into later fiscal periods.  The deferrals resulted in the overstatement of net sales and net income in certain of the restated periods and the understatement of net sales and net income in certain of the restated periods.  The deferrals related primarily to a single wholesale customer and, to a lesser extent, other wholesale customers.

The cumulative, after-tax impact of the adjustments required to fairly state the financial statements for the five fiscal years of 2004 through 2008 and the first six months of fiscal 2009 is a 3% reduction in retained earnings in the amount of $7.5 million.  This amount reflects the sum of adjustments to net income for fiscal 2004 through the six-month period ended July 4, 2009, which total $4.4 million, and a 2003 cumulative adjustment to retained earnings in the amount of $3.1 million.  The adjustments do not impact the Company’s reported cash flow from operations for any of the periods presented.  The adjustments to the Company’s statements of operations and balance sheets for the restated periods are set forth at the end of this release.

Through the investigation, management identified control deficiencies in its internal controls associated with customer accommodations processes that constitute material weaknesses and determined to restate prior period financial statements.  Management has been actively engaged in developing remediation efforts to address these control deficiencies.  These efforts include the separation of certain employees from the Company.  Additional information regarding the control deficiencies and remediation efforts is set forth in the Company’s Form 8-K filed today.

“The Board of Directors is pleased that the Audit Committee’s investigation of accommodations is substantially complete.  We are thankful to our management team for their responsiveness to the challenging issues presented by the investigation,” said Thomas E. Whiddon, Lead Director, speaking on behalf of the Company’s Board of Directors.

The Company anticipates that it will complete the restatement of its previously issued financial statements, including filing amended Forms 10-K and 10-Q with the Securities and Exchange Commission, and release its fiscal third quarter 2009 financial results as soon as practicable.

The Company has self-reported information concerning this investigation to the Securities and Exchange Commission.  The Company has also been informed that the United States Attorney’s Office is conducting an inquiry into this matter.  The Company will continue to cooperate with these inquiries.

Management Changes

The Company announced management changes, effective immediately.  The Company has created two new leadership positions which report directly to Michael D. Casey, Chairman and Chief Executive Officer.

Brian J. Lynch has been promoted to Executive Vice President & Brand Leader for the Carter’s brand.  Mr. Lynch joined the Company in 2005 as Vice President of Merchandising and was named Senior Vice President of Merchandising and Brand Marketing in 2008.  Prior to joining Carter’s, Mr. Lynch worked for the Walt Disney Company holding several merchandising, product development, and strategy positions in the Disney Parks and Resorts division.  Before Disney, Mr. Lynch spent nine years in various senior marketing and sales positions at Champion Products, Inc., a leading manufacturer of athletic apparel.  In his new position, Mr. Lynch’s scope of responsibility has been expanded to include the Company’s Carter’s brand sales, mass channel, and domestic licensing organizations.

Lisa A. Fitzgerald has been appointed Executive Vice President & Brand Leader for the OshKosh B’gosh brand.  Ms. Fitzgerald joins the Company from Lands’ End, Inc., a division of Sears Holdings Corporation, where she served as Executive Vice President of Merchandising, Design, and Creative.  Ms. Fitzgerald held a variety of senior positions at Lands’ End since joining the company in 2000.  Prior to Lands’ End, Ms. Fitzgerald spent four years at The Gymboree Corporation.  Before Gymboree, Ms. Fitzgerald worked in various merchandising positions of increasing responsibility at Victoria’s Secret, May Company, and Casual Corner.

“We are fortunate to have Brian and Lisa to help us further develop and grow our core businesses.  Brian’s success in leading the Carter’s merchandising and design organizations positions him well for this broader leadership role within the Company,” noted Mr. Casey.  “Lisa brings a wealth of experience in brand development and management, merchandising, and design, and she possesses an extensive background in retail and direct commerce.  Lisa’s leadership will help us in our efforts to strengthen the performance and potential of our OshKosh B’gosh brand.”

In addition to his responsibilities as Chairman and Chief Executive Officer, Mr. Casey has assumed the title and role of President effectively immediately.

Joseph Pacifico’s employment with the Company and its affiliates ended on December 21, 2009.  Mr. Pacifico was formerly President of the Company.

About Carter's, Inc.

Carter’s, Inc. is a leading provider of apparel and related products exclusively for babies and young children.  The Company owns the Carter’s and OshKosh B’gosh brands, two of the most recognized brands in the marketplace.  These brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally and through more than 400 Company-operated stores.  The Company’s Child of Mine and Just One Year brands are available at Walmart and Target, respectively, and its Genuine Kids brand is sold at Target.  Carter’s is headquartered in Atlanta, Georgia.  Additional information may be found at www.carters.com.

Impact on Previously Reported
Consolidated Statements of Operations
($ in thousands, except EPS data)

	Fiscal 2004	Fiscal 2005	Fiscal 2006	Fiscal 2007	Fiscal 2008	For the six months ended July 4, 2009

Net sales, as reported	$823,121	$1,121,358	$1,343,467	$1,412,246	$1,490,016	$674,696

Accommodations adjustment	(413)	(2,016)	(9,539)	(8,220)	4,504	8,795

Net sales, as restated	$822,708	$1,119,342	$1,333,928	$1,404,026	$1,494,520	$683,491
% change	(0.1%)	(0.2%)	(0.7%)	(0.6%)	0.3%	1.3%

Income (loss) before income taxes, as reported	$82,508	$77,867	$138,188	$(29,088)	$117,407	$43,615

Accommodations adjustment	(413)	(2,016)	(9,539)	(8,220)	4,504	8,795

Income (loss) before income taxes, as restated	$82,095	$75,851	$128,649	$(37,308)	$121,911	$52,410
% change	(0.5%)	(2.6%)	(6.9%)	(28.3%)	3.8%	20.2%

Net income (loss), as reported	$49,658	$47,202	$87,220	$(70,618)	$75,058	$27,697

Accommodations adjustment	(260)	(1,270)	(6,081)	(5,178)	2,846	5,541

Net income (loss), as restated	$49,398	$45,932	$81,139	$(75,796)	$77,904	$33,238
% change	(0.5%)	(2.7%)	(7.0%)	(7.3%)	3.8%	20.0%

Basic net income (loss) per common share, as reported (a)	$0.88	$0.82	$1.50	$(1.21)	$1.32	$0.49

Accommodations adjustment	0.00	(0.02)	(0.11)	(0.09)	0.05	0.10

Basic net income (loss) per common share, as restated	$0.88	$0.80	$1.39	$(1.30)	$1.37	$0.59
% change	0.0%	(2.4%)	(7.3%)	(7.4%)	3.8%	20.4%

Diluted net income (loss) per common share, as reported (a)	$0.83	$0.78	$1.42	$(1.21)	$1.28	$0.47

Accommodations adjustment	0.00	(0.03)	(0.10)	(0.09)	0.05	0.10

Diluted net income (loss) per common share, as restated	$0.83	$0.75	$1.32	$(1.30)	$1.33	$0.57
% change	0.0%	(3.8%)	(7.0%)	(7.4%)	3.9%	21.3%

(a)  As reported basic and diluted net income (loss) per share have been adjusted to reflect the adoption of new accounting guidance which requires earnings per share to be calculated pursuant to the two-class method.

Impact on Previously Reported
Balance Sheets (end of period)
($ in thousands)

	2003 Cumulative Adjustment	2004	2005	2006	2007	2008	July 4, 2009

Accounts receivable, as reported	$65,318	$80,440	$96,144	$110,615	$119,707	$106,060	$96,864

Accommodations adjustment	(4,924)	(5,337)	(7,353)	(16,892)	(25,112)	(20,608)	(11,813)

Accounts receivable, as restated	$60,394	$75,103	$88,791	$93,723	$94,595	$85,452	$85,051
% change	(7.5%)	(6.6%)	(7.6%)	(15.3%)	(21.0%)	(19.4%)	(12.2%)

Deferred income taxes, as reported	$9,045	$12,571	$23,909	$22,377	$24,234	$27,982	$25,712

Accommodations adjustment	1,822	1,975	2,721	6,179	9,221	7,563	4,309

Deferred income taxes, as restated	$10,867	$14,546	$26,630	$28,556	$33,455	$35,545	$30,021
% change	20.1%	15.7%	11.4%	27.6%	38.0%	27.0%	16.8%

Total assets, as reported	$646,102	$672,965	$1,116,727	$1,123,191	$974,668	$1,051,057	$1,098,813

Accommodations adjustment	(3,102)	(3,362)	(4,632)	(10,713)	(15,891)	(13,045)	(7,504)

Total assets, as restated	$643,000	$669,603	$1,112,095	$1,112,478	$958,777	$1,038,012	$1,091,309
% change	(0.5%)	(0.5%)	(0.4%)	(1.0%)	(1.6%)	(1.2%)	(0.7%)

Retained earnings, as reported	$30,476	$80,134	$127,336	$214,556	$146,526	$221,584	$249,281

Accommodations adjustment	(3,102)	(3,362)	(4,632)	(10,713)	(15,891)	(13,045)	(7,504)

Retained earnings, as restated	$27,374	$76,772	$122,704	$203,843	$130,635	$208,539	$241,777
% change	(10.2%)	(4.2%)	(3.6%)	(5.0%)	(10.8%)	(5.9%)	(3.0%)

Stockholders’ equity, as reported	$272,536	$327,933	$386,644	$495,491	$382,129	$426,596	$460,642

Accommodations adjustment	(3,102)	(3,362)	(4,632)	(10,713)	(15,891)	(13,045)	(7,504)

Stockholders’ equity, as restated	$269,434	$324,571	$382,012	$484,778	$366,238	$413,551	$453,138
% change	(1.1%)	(1.0%)	(1.2%)	(2.2%)	(4.2%)	(3.1%)	(1.6%)

Cautionary Language

Statements contained herein that relate to the Company’s future performance, including, without limitation, statements with respect to the Company’s anticipated results for fiscal 2009 or any other future period, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected.  Factors that could cause actual results to materially differ include: a decrease in sales to, or the loss of one or more of, the Company’s key customers; increased competition in the baby and young children’s apparel market; the acceptance of the Company’s products in the marketplace; deflationary pricing pressures; the Company’s dependence on foreign supply sources; failure of foreign supply sources to meet the Company’s quality standards or regulatory requirements; negative publicity; leverage, which increases the Company’s exposure to interest rate risk and could require the Company to dedicate a substantial portion of it’s cash flow to repay debt principal; an inability to access suitable financing due to the current economic environment; a continued decrease in the overall value of the United States equity markets due to the current economic environment; a continued decrease in the overall level of consumer spending; changes in consumer preference and fashion trends; the impact of governmental regulations and environmental risks applicable to the Company’s business; the breach of the Company’s consumer databases; the ability of the Company to adequately forecast demand, which could create significant levels of excess inventory; the ability of the Company to identify new retail store locations, and negotiate appropriate lease terms for the retail stores; the ability to attract and retain key individuals within the organization; failure to realize the revenue growth and earnings forecasts of OshKosh B’Gosh, Inc., which could further impact the carrying value of the Company’s OshKosh intangible asset; and seasonal fluctuations in the children’s apparel business.  Many of these risks are further described in the most recently filed Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission under the headings “Risk Factors” and “Forward-Looking Statements.”  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.